UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On January 30, 2024, Piedmont Operating Partnership, LP (“Piedmont OP”), a consolidated subsidiary of Piedmont Office Realty Trust, Inc. (the “Registrant”), entered into a $200 million floating rate, unsecured, syndicated bank term loan facility (the “$200 Million Unsecured 2024 Term Loan”). Piedmont OP used the loan proceeds, along with proceeds from its $600 Million Unsecured 2022 Line of Credit, to repay (i) a $100 million bank term loan, which was scheduled to mature in December 2024, and (ii) $190 million of its $215 Million Unsecured 2023 Term Loan, which was scheduled to mature on January 31, 2024. The remaining $25 million of the $215 Million Unsecured 2023 Term Loan has been extended to January 31, 2025.

The term of the $200 Million Unsecured 2024 Term Loan is three years, with a scheduled maturity on January 29, 2027. Piedmont OP may prepay the loan in whole or in part, at any time without premium or penalty. Piedmont OP paid customary fees to the lenders in connection with the closing of the $200 Million Unsecured 2024 Term Loan.

The terms of the $200 Million Unsecured 2024 Term Loan, which are substantially the same as the terms of the $215 Million Unsecured 2023 Term Loan, are set forth in the Term Loan Agreement attached as Exhibit 10.1. The $200 Million Unsecured 2024 Term Loan has the option to bear interest at varying levels based on the Adjusted Daily Simple SOFR Rate (as defined in the Term Loan Agreement), the Adjusted Term SOFR Rate (as defined in the Term Loan Agreement), or a Base Rate (which is defined as the greatest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate (as defined in the Term Loan Agreement) in effect on such day plus 1⁄2 of 1% and (iii) the Adjusted Term SOFR Rate for a one-month interest period plus 1%), in each case plus a stated interest rate spread. The stated interest rate spread for borrowings accruing interest based on the Adjusted Daily Simple SOFR Rate and the Adjusted Term SOFR Rate can vary from 0.85% to 1.70%, and the stated interest rate spread for borrowings accruing interest based on the Base Rate can vary from 0.00% to 0.70%, in each case based on the current credit rating of the Registrant or Piedmont OP, whichever is higher. As of the closing of the $200 Million Unsecured 2024 Term Loan, the applicable interest rate for the loan was the Adjusted Daily Simple SOFR Rate plus 1.30%.

Under the terms of the $200 Million Unsecured 2024 Term Loan, Piedmont OP is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40.

The foregoing does not purport to be a complete description of the terms of the $200 Million Unsecured 2024 Term Loan and is qualified in its entirety by reference to the Term Loan Agreement attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of January 30, 2024, by and among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, Truist Securities, Inc,. as Joint Lead Arranger and Sole Book Manager, JP Morgan Chase Bank, N.A. and TD Bank, N.A,. as Joint Lead Arrangers, Truist Bank as Administrative Agent, JP Morgan Chase Bank, N.A. and TD Bank, N.A,. as Co-Syndication Agents, and Wells Fargo Bank, N.A,. as Documentation Agent, and the other financial institutions signatory thereto and their assignees, as Lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Dated: January 30, 2024	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President